EXHIBIT (a)(1)(C)

                   INSTRUCTIONS FOR THE REQUESTER OF FORM W-9

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               Department of the Treasury Internal Revenue Service

         Instructions for the Requester of Form W-9 (Rev. December 2000)
          Request for Taxpayer Identification Number and Certification
   SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.

These instructions are for the requester of Form W-9 (Rev. December 2000).

HOW DO I KNOW WHEN TO USE FORM W-9?

Use Form W-9 to request the taxpayer identification number (TIN) of a U.S. PERSON (including a resident alien) and to request certain certifications and claims for exemption. (See PURPOSE OF FORM on the Form W-9.) Withholding agents may require signed Forms W-9 from U.S. exempt recipients to overcome any presumptions of foreign status.

NOTE: BEGINNING IN 2001, USE FORM W-9 INSTEAD OF FORM 1078, CERTIFICATE OF ALIEN CLAIMING RESIDENT IN THE UNITED STATES, FOR ALIEN RESIDENT INDIVIDUALS FROM WHOM YOU ARE REQUESTING A TIN, CERTIFICATIONS, AND CLAIMS FOR EXEMPTION. ANY FORMS 1078 YOU HAVE ON FILE EXPIRE AFTER DECEMBER 31, 2000.

Advise foreign persons to use the appropriate Form W-8. See PUB. 515, Withholding of Tax on Nonresident Aliens and Foreign Corporations, for more information and a list of the W-8 forms.

Also, a nonresident alien individual may, under certain circumstances, claim treaty benefits on scholarships and fellowship grant income. See Pub. 515 or PUB. 519, U.S. Tax Guide for Aliens, for more information.

ELECTRONIC SUBMISSION OF FORMS W-9.

Requesters may establish a system for payees to submit Forms W-9 electronically, including by fax. A requester is anyone required to file an information return. A payee is anyone required to provide a taxpayer identification number (TIN) to the requester. Generally, the electronic system must --

o Ensure the information received is the information sent, and document all occasions of user access that result in the submission.
o Make it reasonably certain the person accessing the system and submitting the form is the person identified on Form W-9.
o   Provide the same information as the paper Form W-9.
o Require as the final entry in the submission an electronic signature by the payee whose name is on Form W-9 that authenticates and verifies the submission. The electronic signature must be under penalties of perjury and the perjury statement must contain the language of the paper Form W-9. o

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o   Be able to supply a hard  copy of the  electronic  Form W-9 if the  Internal
    Revenue Service requests it.
NOTE: FOR FORMS W-9 THAT ARE NOT REQUIRED TO BE SIGNED, THE ELECTRONIC SYSTEM NEED NOT PROVIDE FOR AN ELECTRONIC SIGNATURE OR A PERJURY STATEMENT.
Additional requirements may apply. See Announcement 98-27, 1998-15 I.R.B. 30.

INDIVIDUAL TAXPAYER IDENTIFICATION NUMBER (ITIN)

Form W-9 (or an  acceptable  substitute)  is used by  persons  required  to file
information   returns  with  the  IRS  to  get  the  payee's  correct  TIN.  For individuals, the TIN is generally a social security number (SSN).

    However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

    These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

SUBSTITUTE FORM W-9
You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the official IRS Form W-9 and it satisfies certain certification requirements.

    You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards. However, the certifications on the substitute Form W-9 must clearly set forth (as shown on the official Form W-9) that:

         1. The payee's TIN is correct;

         2. The payee is not subject to backup withholding due to failure to report interest and dividend income; and

         3. The payee is a U.S. Person.

    You may not:

         1. Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications or

         2. Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

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    A substitute  Form W-9 that contains a separate  signature line just for the certifications satisfies the requirement that the certifications be clearly set forth.

    If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented in the same manner as described above and must appear immediately above the single signature line: "The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding."

    If you use a substitute form, you are encouraged (but not required) to provide Form W-9 Instructions to the payee. The payee only needs to be instructed orally or in writing to strike out the language of the certification that relates to payee underreporting, if the payee is subject to backup withholding due to notified payee underreporting.


TIN APPLIED FOR
For interest and dividend payments and certain payments with respect to readily tradable instruments, the payee may return a properly completed, signed Form W-9 to you with "Applied For" written in Part I (i.e., an "awaiting TIN" certificate), the payee must give you a TIN within 60 calendar days to avoid backup withholding. You may use one of the following rules to backup withhold during this 60-day period.
NOTE: THE 60-DAY EXEMPTION FROM BACKUP WITHHOLDING DOES NOT APPLY TO ANY PAYMENT OTHER THAN INTEREST, DIVIDENDS, AND CERTAIN PAYMENTS MADE WITH RESPECT TO READILY TRADABLE INSTRUMENTS. THEREFORE, ANY OTHER PAYMENT, SUCH AS NONEMPLOYEE COMPENSATION, IS SUBJECT TO BACKUP WITHHOLDING EVEN IF THE PAYEE HAS APPLIED FOR AND IS AWAITING A TIN.

RESERVE RULE.--If a payee withdraws more than $500 at one time during the 60-day period, you must backup withhold on any reportable payments made during the period, unless the payee reserves 31% of all reportable payments made to the account during the period.

ALTERNATIVE RULE (OPTION 1).--You must backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

ALTERNATIVE RULE (OPTION 2).--You must backup withhold on any reportable payments made to the payee's account, regardless of whether the payee makes any withdrawals. Backup withholding under this option must begin no later than 7 business days after you receive the awaiting-TIN certificate.

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PAYEES EXEMPT FROM BACKUP WITHHOLDING
Even if the payee does not provide TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

    1. An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

    2. The United States or any of its agencies or instrumentalities.

    3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

    5.   An   international   organization   or   any   of   its   agencies   or
instrumentalities.

OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    6. A corporation.

    7. A foreign central bank of issue.

    8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

    9. A futures commission merchant registered with the Commodity Futures Trading Commission.

    10. A real estate investment trust.

    11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

    12. A common trust fund operated by a bank under section 584(a).

    13. A financial institution.

    14. A middleman known in the investment community as a nominee or custodian.

    15. A trust exempt from tax under section 664 or described in section 4947.

    THE FOLLOWING TYPES OF PAYMENTS ARE EXEMPT FROM BACKUP WITHHOLDING AS INDICATED FOR ITEMS (1) THROUGH (15) ABOVE.

INTEREST AND DIVIDEND PAYMENTS.--All listed payees are exempt except the payee in item (9).

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    BROKER  TRANSACTIONS.--All  payees  listed  in items  (1)  through  (13) are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

    BARTER EXCHANGE TRANSACTIONS AND PATRONAGE DIVIDENDS.

    Only payees listed in items (1) through (5) are exempt.

    PAYMENTS REPORTABLE UNDER SECTIONS 6041 AND 6041A.

    Only payees listed in items (1) through (7) are generally exempt. However, the following payments made to a corporation (including gross proceeds paid to an attorney under Section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from withholding:
o   Medical and health care payments.
o   Attorneys' fees.
o   Payments for services paid by a Federal executive agency.


PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045 6049, 6050A, and 6050N, and their regulations. The following payments are generally exempt from backup withholding.

   DIVIDENDS AND PATRONAGE DIVIDENDS.
o   Payments to nonresident aliens subject to withholding under section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
o   Payments of patronage dividends not paid in money.
o   Payments made by certain foreign organizations.
o   Section 404(k) payments made by an ESOP.


   INTEREST PAYMENTS.
o Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o   Payments described in section 6049(b)(5) to nonresident aliens.
o   Payments on tax-free covenant bonds under section 1451.
o   Payments made by certain foreign organizations.
o   Mortgage or student loan interest paid to you.

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   OTHER TYPES OF PAYMENTS.
o   Wages.
o Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.
o   Certain surrenders of life insurance contracts.
o Gambling winnings, if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
o   Real estate transactions  reportable under section 6045(e).
o   Canceled debts reportable under section 6050P.
o   Distributions from a medical savings account and long-term care benefits.
o   Fish purchases for cash reportable under section 6050R.


JOINT FOREIGN PAYEES
If the first payee listed on an account gives you a Form W-8 or a similar statement signed under penalties of perjury, backup withholding applies unless:

    1. Every joint payee provides the statement regarding foreign status; or

    2. Any one of the joint payees who has not established foreign status gives you a TIN.

    If any one of the joint payees who has not established foreign status gives you a TIN, use that number for purposes of backup withholding and information reporting.
    For more information, see the INSTRUCTIONS FOR THE REQUESTER OF FORMS W-8BEN, W-8EIC, W-8EXP, AND W-8IMY.


NAMES AND TINS TO USE FOR INFORMATION REPORTING

Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line ONLY the name of the payee whose TIN is shown on the information return. You may show the names of any other individual payees in the area below the first name line.

    SOLE PROPRIETOR.--Enter the individual's name on the first name line. On the second name line, enter the business name or "doing business as (DBA)" if provided. YOU MAY NOT ENTER ONLY THE BUSINESS NAME. For the TIN, you may enter either the individual's SSN or the employer identification number (EIN) of the business. However, the IRS prefers that you show the SSN.

    LLC.--For an LLC that is disregarded as an entity that is separate from its owner, you must show the owner's name on the first name line. On the second name line, you may enter the LLC's name. Use the OWNER'S TIN.

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ADDITIONAL INFORMATION
For more information on backup withholding, see:
o   PUB. 1679, A Guide to Backup Withholding, or
o   PUB. 1281, Backup Withholding on Missing and Incorrect Names/TINs.


NOTICES FROM THE IRS
The IRS will send you a notice if the payee's name and TIN on the information return you filed do not match the IRS's records. You may have to send a "B" notice to the payee to solicit another TIN. See Pubs. 1679 and 1281 for copies of the two types of "B" notices.